Exhibit 1.01

Conflict Minerals Report of SL Industries, Inc.

This Conflict Minerals Report of SL Industries, Inc., a Delaware corporation, together with its wholly-owned subsidiaries (“SL Industries”), for calendar year 2014 is presented to comply with Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Section 1502”) and Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Unless the context requires otherwise, the terms the “Company,” “we,” “us,” and “our” mean SL Industries and its wholly-owned subsidiaries. Section 1502 and Rule 13p-1 require that SL Industries perform certain procedures and disclose information about the use and origin of conflict minerals if these minerals are deemed to be necessary to the functionality or production of a product manufactured by SL Industries, or contracted to be manufactured for SL Industries. The minerals covered by these rules are commonly referred to as “conflict minerals” and include tin, tantalum, tungsten and gold (collectively “3TG”).

SL Industries, Inc., through its subsidiaries, designs, manufactures and markets power electronics, motion control, power protection, and power quality electromagnetic equipment that are used in a variety of medical, commercial and military aerospace, computer, datacom, industrial, and telecom applications. Its products are generally incorporated into larger systems to improve operating performance, safety, reliability and efficiency. The Company’s products are largely sold to Original Equipment Manufacturers (“OEMs”) and, to a lesser extent, to commercial distributors.

The Company currently operates under three business segments: SL Power Electronics Corp. (“SLPE”), the High Power Group, and SL Montevideo Technology, Inc. (“SL-MTI”). TEAL Electronics Corp. (“TEAL”) and MTE Corporation (“MTE”) are combined into one business segment, which is reported as the High Power Group. On November 17, 2014, the Company entered into a stock purchase agreement to sell all of the outstanding equity interests of its RFL Electronics Inc. (“RFL”) segment. The closing of the sale occurred on November 17, 2014.

SLPE designs, manufactures and markets high-reliability power conversion products in internal and external footprints. The Company’s power supplies provide a reliable and safe power source for the customer’s specific equipment needs. SLPE, which sells products under three brand names (SL Power Electronics, Condor and Ault), is a major supplier to the OEMs of medical, industrial/instrumentation, LED, and information technology equipment.

HIGH POWER GROUP sells products under two brand names: TEAL and MTE. TEAL designs and manufactures power quality products that include noise suppression isolation transformers, power conditioned distribution systems, voltage regulators, and high level integrated cabinets with preinstalled prewired power quality and distribution components. TEAL primarily sells to OEMs of medical imaging, medical treatment, military aerospace, semiconductor, solar, and advanced simulation systems. MTE designs and manufactures power quality solutions used to protect electrical equipment, bring harmonics into compliance, and improve the efficiency of variable speed motor drive systems. MTE’s standard product lines include: harmonic filters, three-phase AC reactors, DC link chokes, and motor protection filters. TEAL and MTE also design and build customer specific and custom products for special applications. These products are typically used in industrial plants, renewable energy facilities, and commercial buildings.

SL-MTI designs and manufactures high power density precision motors that are used in numerous mission critical applications, including military and commercial aerospace, oil and gas, medical, and industrial products.

RFL designs and manufactures communication and power protection products/systems that are used to protect electric utility transmission lines and apparatus by isolating faulty transmission lines from a transmission grid. On November 17, 2014, the Company sold all of the issued and outstanding capital stock of RFL.

Description of SL Industries’ Reasonable Country of Origin Inquiry

In accordance with Section 1502, SL Industries has performed a ‘reasonable country of origin inquiry’ (“RCOI”) on minerals that were in our supply chain during 2014 to determine whether these minerals were sourced from the Democratic Republic of the Congo (“DRC”) or adjoining countries (“the Covered Countries”) or come from recycled or scrap sources. As a result of the RCOI process, SL Industries has concluded in good faith that during 2014:

•	SL Industries has manufactured and contracted to manufacture products to which 3TG are necessary to the functionality or production of such products and;

•	SL Industries was not able to conclude the source of raw materials for all products the Company manufactures or contracts to be manufactured.

Due Diligence

SL Industries designed its due diligence measures to conform in all material respects with the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (“OECD Framework”).

SL Industries’ due diligence measures were based on the OECD Framework and extensive communications with its suppliers. SL Industries, as a purchaser, is many steps removed from the mining of the conflict minerals and does not purchase raw ore or unrefined conflict minerals. The Company focused its efforts for the second reporting year on continuing to build conflict mineral awareness with its suppliers and contract manufacturers, assessing the transparency of its supply chain, and identifying the smelters/refiners in its supply chain.

In year two, SL Industries continued its established system of internal controls to identify and trace conflict minerals usage within its supply chain. A summary of SL Industries’ activities, which are in line with the OECD Framework, are outlined below.

Step 1: Establish a company management system

•	SL Industries maintains a conflict minerals policy that reflects the Company’s desire to achieve a DRC conflict free determination over time. SL Industries has established a governance model to oversee the implementation and ongoing management of a conflict minerals compliance including a Steering Committee to solicit the participation of leadership from the various SL Industries business units and a conflict minerals Core Team responsible for maintaining the conflict minerals policy, the annual project plan, communication strategy, awareness training, project status report, and standard retention policy.

•	SL Industries has an annual process to evaluate parts and suppliers in the supply chain for potential conflict minerals risk. In alignment with the OECD guidelines, SL Industries’ subsidiaries conduct a risk rated analysis of products, parts, and suppliers. Additionally, supplier agreements require suppliers to provide information on their use and source of conflict minerals.

•	SL Industries has communicated its policy regarding conflict minerals to all suppliers and provides annual conflict minerals training.

•	SL Industries has provided a feedback mechanism on its website at http://sli.irpage.net/c-minerals.php, which is available to all interested parties to provide information or voice their concerns regarding the company’s sourcing and use of conflict minerals in its products.

Step 2: Identify and assess risks in the supply chain

•	On an annual basis, SL Industries performs due diligence in the identification of the parts within each of our active bills of materials (“BOMs”) that are known or are likely to contain conflict minerals using risk based approach.

•	SL Industries requires suppliers to complete a survey at the supplier and part level utilizing the Conflict-Free Sourcing Initiative’s Conflict Minerals Reporting Template (CMRT).

•	SL Industries reviews survey responses received from suppliers for completeness and follows-up with any supplier that has not completed the survey through an outreach program.

•	SL Industries reviews survey responses received from suppliers and validates them for completeness and sufficiency.

•	SL Industries reviews aggregated supplier survey responses and reports key RCOI metrics as part of an internal bi-monthly conflict minerals reporting process.

•	SL Industries conducts a review of summary smelter information to determine if the smelter is certified as conflict free or if supporting information presents a “red flag” as defined by the OECD Guidance.

Step 3: Design and implement a strategy to respond to identified risks

•	SL Industries reviews supplier responses to the RCOI, any risks identified are evaluated, and opportunities to mitigate risk are identified.

•	Conflict mineral reporting requirements have been integrated into SL Industries’ broader internal control procedures.

•	SL Industries has established the capability to routinely obtain, maintain, and retrieve the key data required to demonstrate reasonable efforts for compliance. Additional fact finding, risk assessments, and changes in circumstances will take place as part of SL Industries’ annual review of the conflict minerals compliance program.

Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices

•	In accordance with the OECD guidance, SL Industries participates in industry driven programs and supports independent third-party audits of the smelter/refiner’s due diligence by independent industry associations who perform these audits. Given the nature of SL Industries’ business, our position within the supply chain, the associated cost, as well as the current lack of transparency in the supply chain, SL Industries is not in a position to audit smelters/refiners.

Step 5: Report annually on supply chain due diligence

•	SL Industries performs due diligence on our conflict minerals supply chain annually, and maintains a process to summarize, review, and approve compliance results, completion of the Form Specialized Disclosure and the Conflict Minerals Report and timely file this report with the SEC.

Risk Mitigation and Future Due Diligence Measures

SL Industries will continue to improve its due diligence efforts through increasingly focused effort including (but not limited to):

•	Continue to require suppliers to identify the 3TG contained in the products they supply and when requested on an annual basis, provide current, accurate and complete information on the smelter and refiners used in the manufacture of parts supplied to SL Industries.

•	Direct the reasonable country of inquiry for parts purchased from third party distributors to the manufacturer of parts when able.

•	Continue to work with suppliers in the SL Industries’ supply chain to provide the required information and identify new supply chain partners to improve and refine the country of origin information collected.

Determination

Based on the information provided by SL Industries’ suppliers utilized through December 31, 2014, SL Industries believes that the facilities that may have been used to process 3TG’s in SL Industries’ product include the smelters and refiners listed in Appendix 1 of this report. The supplier responses included Conflict Free, Known and Unknown smelters, but based on the absence of reliable information on the Unknown smelters, only the Conflict Free and Known smelters are included.

Based on these due diligence efforts and the absence of full supply chain visibility throughout the supply base, SL Industries is unable to determine the source of origin of the conflict minerals and does not have sufficient information to conclusively determine the countries of origin of 3TG’s contained in SL Industries’ products.

SL Industries received the following results from its RCOI for all subsidiaries, including RFL:

Initial Assessment and Survey:

Suppliers in scope of conflict minerals requirements: 465

Suppliers surveyed: 465

Supplier Responses: 243 (52%)

No conflict minerals in materials provided to SL Industries: 51 (21%)

Conflict minerals identified as Conflict Free: 27 (11%)

Conflict minerals source is unknown: 165 (68%)

Appendix 1: Smelter List

Smelter ID	Smelter Metal	Smelter Name	Smelter Country	Smelter Status
CID000019	Gold	Aida Chemical Industries Co. Ltd.	JAPAN	Known
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conflict Free
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Known
CID000058	Gold	AngloGold Ashanti Córrego do Sítio Minerção	BRAZIL	Conflict Free
CID000077	Gold	Argor-Heraeus SA	SWITZERLAND	Conflict Free
CID000082	Gold	Asahi Pretec Corporation	JAPAN	Conflict Free
CID000090	Gold	Asaka Riken Co Ltd	JAPAN	Known
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Conflict Free
CID000113	Gold	Aurubis AG	GERMANY	Conflict Free
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Known
CID000141	Gold	Bauer Walser AG	GERMANY	Known
CID000157	Gold	Boliden AB	SWEDEN	Conflict Free
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY	Conflict Free
CID000180	Gold	Caridad	MEXICO	Known
CID000185	Gold	CCR Refinery – Glencore Canada Corporation	CANADA	Conflict Free
CID000189	Gold	Cendres + Métaux SA	SWITZERLAND	Known
CID000233	Gold	Chimet S.p.A.	ITALY	Conflict Free
CID000242	Gold	China National Gold Group Corporation	CHINA	Known
CID000264	Gold	Chugai Mining	JAPAN	Known
CID000288	Gold	Colt Refining	UNITED STATES	Known
CID000328	Gold	Daejin Indus Co. Ltd	KOREA, REPUBLIC OF	Known
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Known
CID000359	Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Known
CID000362	Gold	Doduco	GERMANY	Known
CID000401	Gold	Dowa	JAPAN	Conflict Free
CID000425	Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conflict Free
CID000493	Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	Known
CID000522	Gold	Gansu Seemine Material Hi-Tech Co Ltd	CHINA	Known
CID002312	Gold	Guangdong Jinding Gold Limited	CHINA	Known
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Known
CID000694	Gold	Heimerle + Meule GmbH	GERMANY	Conflict Free
CID000707	Gold	Heraeus Ltd. Hong Kong	HONG KONG	Conflict Free
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conflict Free
CID000767	Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	Known
CID000778	Gold	Hwasung CJ Co. Ltd	KOREA, REPUBLIC OF	Known
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Known
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conflict Free

Smelter ID	Smelter Metal	Smelter Name	Smelter Country	Smelter Status
CID000814	Gold	Istanbul Gold Refinery	TURKEY	Conflict Free
CID000823	Gold	Japan Mint	JAPAN	Conflict Free
CID000855	Gold	Jiangxi Copper Company Limited	CHINA	Known
CID000920	Gold	Johnson Matthey Inc	UNITED STATES	Conflict Free
CID000924	Gold	Johnson Matthey Ltd	CANADA	Conflict Free
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conflict Free
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Known
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conflict Free
CID000957	Gold	Kazzinc Ltd	KAZAKHSTAN	Conflict Free
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES	Conflict Free
CID000981	Gold	Kojima Chemicals Co., Ltd	JAPAN	Conflict Free
CID000988	Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF	Known
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Known
CID001032	Gold	L’azurde Company For Jewelry	SAUDI ARABIA	Conflict Free
CID001056	Gold	Lingbao Gold Company Limited	CHINA	Known
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CHINA	Known
CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conflict Free
CID001093	Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	CHINA	Known
CID001113	Gold	Materion	UNITED STATES	Conflict Free
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conflict Free
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG	Conflict Free
CID001152	Gold	Metalor Technologies (Singapore) Pte. Ltd.	SINGAPORE	Conflict Free
CID001153	Gold	Metalor Technologies SA	SWITZERLAND	Conflict Free
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES	Conflict Free
CID001161	Gold	Met-Mex Peñoles, S.A.	MEXICO	Conflict Free
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN	Conflict Free
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conflict Free
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Known
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Conflict Free
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Known
CID001259	Gold	Nihon Material Co. LTD	JAPAN	Conflict Free
CID001322	Gold	Ohio Precious Metals, LLC	UNITED STATES	Conflict Free
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd	JAPAN	Conflict Free
CID001326	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	Conflict Free
CID001328	Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Known
CID001352	Gold	PAMP SA	SWITZERLAND	Conflict Free
CID001362	Gold	Penglai Penggang Gold Industry Co Ltd	CHINA	Known

Smelter ID	Smelter Metal	Smelter Name	Smelter Country	Smelter Status
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Known
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conflict Free
CID001498	Gold	PX Précinox SA	SWITZERLAND	Conflict Free
CID001512	Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA	Conflict Free
CID001534	Gold	Royal Canadian Mint	CANADA	Conflict Free
CID001546	Gold	Sabin Metal Corp.	UNITED STATES	Known
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Known
CID001562	Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	Known
CID001573	Gold	Schone Edelmetaal	NETHERLANDS	Conflict Free
CID001585	Gold	SEMPSA Joyería Platería SA	SPAIN	Conflict Free
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA	Conflict Free
CID001754	Gold	So Accurate Group, Inc.	UNITED STATES	Known
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Known
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conflict Free
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conflict Free
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conflict Free
CID001909	Gold	The Great Wall Gold and Silver Refinery of China	CHINA	Known
CID001916	Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA	Conflict Free
CID001938	Gold	Tokuriki Honten Co., Ltd	JAPAN	Conflict Free
CID001947	Gold	Tongling nonferrous Metals Group Co.,Ltd	CHINA	Known
CID001955	Gold	Torecom	KOREA, REPUBLIC OF	Known
CID001977	Gold	Umicore Brasil Ltda	BRAZIL	Conflict Free
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND	Conflict Free
CID001980	Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Conflict Free
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conflict Free
CID002003	Gold	Valcambi SA	SWITZERLAND	Conflict Free
CID002030	Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conflict Free
CID002100	Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	Known
CID002129	Gold	Yokohama Metal Co Ltd	JAPAN	Known
CID000197	Gold	Yunnan Copper Industry Co Ltd	CHINA	Known
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Known
CID002243	Gold	Zijin Mining Group Co. Ltd	CHINA	Known
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conflict Free
CID000291	Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Conflict Free
CID000410	Tantalum	Duoluoshan	CHINA	Conflict Free
CID000456	Tantalum	Exotech Inc.	UNITED STATES	Conflict Free
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA	Conflict Free
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN	Conflict Free
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conflict Free

Smelter ID	Smelter Metal	Smelter Name	Smelter Country	Smelter Status
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conflict Free
CID002544	Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conflict Free
CID002545	Tantalum	H.C. Starck GmbH Goslar	GERMANY	Conflict Free
CID002546	Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Conflict Free
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conflict Free
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES	Conflict Free
CID002549	Tantalum	H.C. Starck Ltd.	JAPAN	Conflict Free
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conflict Free
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conflict Free
CID000731	Tantalum	Hi-Temp	UNITED STATES	Conflict Free
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conflict Free
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conflict Free
CID002539	Tantalum	KEMET Blue Metals	MEXICO	Conflict Free
CID002568	Tantalum	KEMET Blue Powder	UNITED STATES	Conflict Free
CID000973	Tantalum	King-Tan Tantalum Industry Ltd	CHINA	Conflict Free
CID001076	Tantalum	LSM Brasil S.A.	BRAZIL	Conflict Free
CID001163	Tantalum	Metallurgical Products India (Pvt.) Ltd.	INDIA	Conflict Free
CID001175	Tantalum	Mineração Taboca S.A.	BRAZIL	Conflict Free
CID001192	Tantalum	Mitsui Mining & Smelting	JAPAN	Conflict Free
CID001200	Tantalum	Molycorp Silmet A.S.	ESTONIA	Conflict Free
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conflict Free
CID002540	Tantalum	Plansee SE Liezen	AUSTRIA	Conflict Free
CID002556	Tantalum	Plansee SE Reutte	AUSTRIA	Conflict Free
CID001508	Tantalum	QuantumClean	UNITED STATES	Conflict Free
CID001522	Tantalum	RFH Tantalum Smeltry Co., Ltd	CHINA	Conflict Free
CID001634	Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	Known
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conflict Free
CID001869	Tantalum	Taki Chemicals	JAPAN	Conflict Free
CID001891	Tantalum	Telex	UNITED STATES	Conflict Free
CID001969	Tantalum	Ulba	KAZAKHSTAN	Conflict Free
CID002307	Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	CHINA	Known
CID002232	Tantalum	Zhuzhou Cement Carbide	CHINA	Conflict Free
CID000292	Tin	Alpha	UNITED STATES	Conflict Free
CID000244	Tin	China Rare Metal Materials Company	CHINA	Known
CID001070	Tin	China Tin Group Co., Ltd.	CHINA	Known
CID000278	Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA	Known
CID000295	Tin	Cooper Santa	BRAZIL	Known
CID000306	Tin	CV Gita Pesona	INDONESIA	Known
CID000307	Tin	CV JusTindo	INDONESIA	Known

Smelter ID	Smelter Metal	Smelter Name	Smelter Country	Smelter Status
CID000308	Tin	CV Makmur Jaya	INDONESIA	Known
CID000309	Tin	CV Nurjanah	INDONESIA	Known
CID000313	Tin	CV Serumpun Sebalai	INDONESIA	Known
CID000315	Tin	CV United Smelting	INDONESIA	Conflict Free
CID000402	Tin	Dowa	JAPAN	Conflict Free
CID000438	Tin	EM Vinto	BOLIVIA	Conflict Free
CID000448	Tin	Estanho de Rondônia S.A.	BRAZIL	Known
CID000468	Tin	Fenix Metals	POLAND	Known
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Known
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	CHINA	Conflict Free
CID000555	Tin	Gejiu Zi-Li	CHINA	Known
CID000760	Tin	Huichang Jinshunda Tin Co. Ltd	CHINA	Known
CID000864	Tin	Jiangxi Nanshan	CHINA	Known
CID001063	Tin	Linwu Xianggui Smelter Co	CHINA	Known
CID002468	Tin	Magnu’s Minerais Metais e Ligas LTDA	BRAZIL	Conflict Free
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conflict Free
CID002500	Tin	Melt Metais e Ligas S/A	BRAZIL	Conflict Free
CID001143	Tin	Metallo Chimique	BELGIUM	Conflict Free
CID001173	Tin	Mineração Taboca S.A.	BRAZIL	Conflict Free
CID001182	Tin	Minsur	PERU	Conflict Free
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN	Conflict Free
CID001305	Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION	Known
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Known
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Known
CID001337	Tin	OMSA	BOLIVIA	Conflict Free
CID001393	Tin	PT Alam Lestari Kencana	INDONESIA	Known
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA	Known
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conflict Free
CID001402	Tin	PT Babel Inti Perkasa	INDONESIA	Conflict Free
CID001406	Tin	PT Babel Surya Alam Lestari	INDONESIA	Known
CID001409	Tin	PT Bangka Kudai Tin	INDONESIA	Known
CID001412	Tin	PT Bangka Putra Karya	INDONESIA	Conflict Free
CID001416	Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Known
CID001419	Tin	PT Bangka Tin Industry	INDONESIA	Conflict Free
CID001421	Tin	PT Belitung Industri Sejahtera	INDONESIA	Known
CID001424	Tin	PT BilliTin Makmur Lestari	INDONESIA	Known
CID001428	Tin	PT Bukit Timah	INDONESIA	Conflict Free
CID001434	Tin	PT DS Jaya Abadi	INDONESIA	Conflict Free
CID001438	Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conflict Free

Smelter ID	Smelter Metal	Smelter Name	Smelter Country	Smelter Status
CID001442	Tin	PT Fang Di MulTindo	INDONESIA	Known
CID001445	Tin	PT HP Metals Indonesia	INDONESIA	Known
CID002530	Tin	PT Inti Stania Prima	INDONESIA	Known
CID001448	Tin	PT Karimun Mining	INDONESIA	Known
CID001449	Tin	PT Koba Tin	INDONESIA	Known
CID001453	Tin	PT Mitra Stania Prima	INDONESIA	Known
CID001457	Tin	PT Panca Mega Persada	INDONESIA	Conflict Free
CID001486	Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Known
CID001458	Tin	PT Prima Timah Utama	INDONESIA	Conflict Free
CID001460	Tin	PT REFINED BANGKA TIN	INDONESIA	Conflict Free
CID001463	Tin	PT Sariwiguna Binasentosa	INDONESIA	Conflict Free
CID001466	Tin	PT Seirama Tin investment	INDONESIA	Known
CID001468	Tin	PT Stanindo Inti Perkasa	INDONESIA	Conflict Free
CID001471	Tin	PT Sumber Jaya Indah	INDONESIA	Known
CID001477	Tin	PT Tambang Timah	INDONESIA	Conflict Free
CID001482	Tin	PT Timah (Persero), Tbk	INDONESIA	Conflict Free
CID001490	Tin	PT Tinindo Inter Nusa	INDONESIA	Known
CID001493	Tin	PT Tommy Utama	INDONESIA	Known
CID001494	Tin	PT Yinchendo Mining Industry	INDONESIA	Known
CID001539	Tin	Rui Da Hung	TAIWAN	Known
CID001758	Tin	Soft Metais, Ltda.	BRAZIL	Known
CID001898	Tin	Thaisarco	THAILAND	Conflict Free
CID002036	Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conflict Free
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CHINA	Known
CID002180	Tin	Yunnan Tin Company, Ltd.	CHINA	Conflict Free
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN	Known
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Known
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Known
CID000345	Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Known
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Known
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conflict Free
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conflict Free
CID000868	Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Known
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conflict Free
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conflict Free
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Known
CID002541	Tungsten	H.C. Starck GmbH	GERMANY	Known
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Known
CID000766	Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	Known
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conflict Free

Smelter ID	Smelter Metal	Smelter Name	Smelter Country	Smelter Status
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conflict Free
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conflict Free
CID002313	Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA	Known
CID002493	Tungsten	Jiangxi Richsea New Materials Co., Ltd.	CHINA	Known
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Known
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Known
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Known
CID000966	Tungsten	Kennametal Fallon	UNITED STATES	Known
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES	Known
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conflict Free
CID002543	Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Known
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Known
CID002011	Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	VIET NAM	Conflict Free
CID002044	Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Known
CID002047	Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION	Known
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conflict Free
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conflict Free
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Known

Note: the above smelter list includes the results from the Company’s RCOI for all subsidiaries, including RFL.